For Immediate Release


Contact:          Hannah Burns      (212) 272-2395
                  Maura Gaenzle     (212) 272-4445
                  Ellen Glickman    (212) 272-8188


                         THE BEAR STEARNS COMPANIES INC.
                               REPORTS RESULTS FOR
                           FISCAL 1998 SECOND QUARTER;
                       FISCAL YEAR-TO-DATE EARNINGS UP 13%

New York, New York -- January 15, 1998 -- The Bear Stearns Companies Inc. (NYSE:
BSC) today announced earnings for the company's second fiscal quarter ended December 31, 1997.

Net income for the second quarter of fiscal 1998 was $160.2 million or $1.11 per share, a 9.2% decrease in net income from $176.5 million or $1.21 per share for the comparable quarter last year. The annualized return on common equity for the quarter was 21.5%.

Net income for the first six months of fiscal 1998 was $321.8 million or $2.22 per share, a 12.9% increase in net income from $285.0 million or $1.92 per share for the comparable period a year ago. The annualized return on common equity for the six months ended December 31, 1997 was 21.9%.

Revenues, net of interest expense, for the quarter ended December 31, 1997 were $1.1 billion, a 14.2% increase from $940.1 million for the comparable quarter a year ago. For the six months ended December 31, 1997, revenues, net of interest expense, were $2.1 billion, a 27.1% increase from $1.6 billion a year ago.

President and Chief Executive Officer James E. Cayne commented, "We just completed a very challenging quarter and are extremely pleased with the strong results of our major business segments. Despite an environment characterized by volatile equity and fixed income markets, largely stemming from the turbulence in Asia, we were able to sustain our high levels of profitability."

"The results in certain areas, notably investment banking's record revenues, were particularly impressive, as this franchise continues to grow and gain market share. We believe that the revenues generated by investment banking this quarter are a manifestation of our commitment to build this important part of our business."

Highlights of the quarter's results follow:

Commission revenues for the second quarter of fiscal 1998 rose 25.6% to $230.5 million from $183.6 million a year ago. Principal transactions revenues were $390.5 million, a 9.0% decrease from the comparable quarter a year ago.
Investment banking revenues increased 52.3% to $278.9 million from $183.1 million for the second quarter of fiscal 1997. Net interest revenues were $162.0 million, a 25.4% increase from $129.2 million a year ago. Compensation as a percentage of net revenues for the quarter was 49.9%. For the six months ended December 31, 1997, compensation as a percentage of net revenues was 50.0%.

The Bear Stearns Companies Inc. is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions, and individuals worldwide. The company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales and trading, private client services, derivatives, foreign exchange and futures sales and trading, asset management, and custody services. Through Bear, Stearns Securities Corp., it offers professional and correspondent clearing, including securities lending. Headquartered in New York City, the company has approximately 8,700 employees located in domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, and San Francisco; and an international presence in Beijing, Buenos Aires, Dublin, Geneva, Hong Kong, London, Lugano, Paris, Sao Paulo, Shanghai,
Singapore, and Tokyo. As of December 31, 1997 total capital, including stockholders' equity and long-term borrowings, was $14.8 billion. Book value as of December 31, 1997 was $21.43 per share, based on 151,567,190 shares outstanding.




                          Financial Statements Attached

                                         THE BEAR STEARNS COMPANIES INC.
                                        CONSOLIDATED STATEMENTS OF INCOME
                                                 (UNAUDITED)
                                                   Three Months Ended                          Six Months Ended
                                         ---------------------------------------    ---------------------------------------
                                          December 31,           December 31,        December 31,           December 31,
                                              1997                   1996                1997                   1996
                                         ----------------       ----------------    ----------------       ----------------
                                                               (In thousands, except per share data)
Revenues
     Commissions                         $       230,496        $       183,584     $       443,940        $       345,154
     Principal transactions                      390,512                429,239             782,026                724,131
     Investment banking                          278,884                183,138             498,212                291,832
     Interest and dividends                    1,081,298                745,610           2,045,869              1,405,867
     Other income                                 11,877                 14,959              36,025                 25,699
                                         ----------------       ----------------    ----------------       ----------------
        Total Revenues                         1,993,067              1,556,530           3,806,072              2,792,683
     Interest expense                            919,304                616,396           1,736,219              1,163,865
                                         ----------------       ----------------    ----------------       ----------------
     Revenues, net of interest expense         1,073,763                940,134           2,069,853              1,628,818
                                         ----------------       ----------------    ----------------       ----------------

Expenses
     Employee compensation and benefits          535,793                456,825           1,034,990                801,197
     Floor brokerage, exchange
        and clearance fees                        43,522                 34,447              83,107                 66,013
     Communications                               28,824                 24,778              56,957                 49,334
     Depreciation and amortization                27,427                 21,450              53,444                 41,418
     Occupancy                                    25,387                 21,945              48,933                 43,291
     Advertising and market development           20,057                 16,683              36,011                 31,439
     Data processing and equipment                12,460                  8,206              24,694                 15,761
     Other expenses                              120,688                 65,245             204,974                111,293
                                         ----------------       ----------------    ----------------       ----------------
        Total expenses                           814,158                649,579           1,543,110              1,159,746
                                         ----------------       ----------------    ----------------       ----------------

Income before provision for
     income taxes                                259,605                290,555             526,743                469,072
Provision for income taxes                        99,383                114,043             204,903                184,111
                                         ----------------       ----------------    ----------------       ----------------

Net income                               $       160,222        $       176,512     $       321,840        $       284,961
                                         ================       ================    ================       ================

Net income applicable to
     common shares                       $       154,299        $       170,573     $       309,991        $       272,991
                                         ================       ================    ================       ================

Earnings per share (1)                   $          1.11        $          1.21     $          2.22        $          1.92
                                         ================       ================    ================       ================

Weighted average common and
     common equivalent shares
     outstanding (1)                         152,312,886            148,780,833         152,757,258            149,826,973
                                         ================       ================    ================       ================

Cash dividends declared
     per common share
                                         $          0.15        $          0.15     $          0.30        $          0.30
                                         ================       ================    ================       ================

(1)  Adjusted for 5% stock dividend declared through January 29, 1997.


                                    THE BEAR STEARNS COMPANIES INC.
                                   CONSOLIDATED STATEMENTS OF INCOME
                                             (UNAUDITED)



                                                               Three Months Ended
                                                  ----------------------------------------------
                                                     December 31,              September 26,
                                                         1997                      1997
                                                  --------------------      --------------------
                                                       (In thousands, except per share data)
Revenues
     Commissions                                    $         230,496         $         213,444
     Principal transactions                                   390,512                   391,514
     Investment banking                                       278,884                   219,328
     Interest and dividends                                 1,081,298                   964,571
     Other income                                              11,877                    24,148
                                                  --------------------      --------------------
         Total Revenues                                     1,993,067                 1,813,005
     Interest expense                                         919,304                   816,915
                                                  --------------------      --------------------
     Revenues, net of interest expense                      1,073,763
                                                                                        996,090
                                                  --------------------      --------------------

Expenses
     Employee compensation and benefits
                                                              535,793                   499,197
     Floor brokerage, exchange
         and clearance fees                                    43,522                    39,585
     Communications                                            28,824                    28,133
     Depreciation and amortization                             27,427                    26,017
     Occupancy                                                 25,387                    23,546
     Advertising and market development                        20,057                    15,954
     Data processing and equipment                             12,460                    12,234
     Other expenses                                           120,688                    84,286
                                                  --------------------      --------------------
         Total expenses                                       814,158                   728,952
                                                  --------------------      --------------------

Income before provision for
     income taxes                                             259,605                   267,138
Provision for income taxes                                     99,383                   105,520
                                                  --------------------      --------------------

Net income                                          $         160,222         $         161,618
                                                  ====================      ====================

Net income applicable to
     common shares                                  $         154,299         $         155,693
                                                  ====================      ====================

Earnings per share                                  $            1.11         $            1.11
                                                  ====================      ====================

Weighted average common and
     common equivalent shares
     outstanding                                          152,312,886               152,011,423
                                                  ====================      ====================

Cash dividends declared
     per common share                                            0.15                      0.15
                                                  ====================      ====================